Exhibit 99.2

                      JOINT FILING AGREEMENT

     Each of the undersigned acknowledges and agrees that the
Schedule 13D relating to the Common Stock, par value $.66-2/3 per share, of AMC Entertainment Inc. to which this Joint Filing Agreement is attached is filed on his, her or its behalf and that each of the undersigned is responsible for the timely filing of any amendments thereto and for the completeness and accuracy of the information concerning him, her or it contained therein.

                                   AMERICAN ASSOCIATED
                                   ENTERPRISES


Dated:  May 13, 1996          By:  /s/ Edward D. Durwood
                                        Edward D. Durwood
                                        Managing General Partner



                                   /s/ Brian H. Durwood
                                   Brian H. Durwood



                                   /s/ Edward D. Durwood
                                   Edward D. Durwood



                                   /s/ Peter J. Durwood
                                   Peter J. Durwood



                                   /s/ Thomas A. Durwood
                                   Thomas A. Durwood



                                   /s/ Elissa D. Grodin
                                   Elissa D. Grodin



                                   /s/ Carol D. Journagan
                                   Carol D. Journagan


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